                                                                   EXHIBIT 10.26

================================================================================

                                 LOAN AGREEMENT

                          Dated as of December 13, 2002

                                     Between

                           WESCO REAL ESTATE IV, LLC,
                                   as Borrower

                                       and

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.,
                                    as Lender

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION.................................................................    1

SECTION 1.1         DEFINITIONS..................................................................................    1
SECTION 1.2         PRINCIPLES OF CONSTRUCTION...................................................................   23

II.      GENERAL TERMS...........................................................................................   24

SECTION 2.1         LOAN COMMITMENT; DISBURSEMENT TO BORROWER....................................................   24
SECTION 2.2         INTEREST RATE................................................................................   24
SECTION 2.3         LOAN PAYMENT.................................................................................   25
SECTION 2.4         PREPAYMENTS..................................................................................   26
SECTION 2.5         DEFEASANCE...................................................................................   27
SECTION 2.6         CASH MANAGEMENT..............................................................................   31
SECTION 2.7         SUBSTITUTION OF PROPERTIES...................................................................   33

III.     CONDITIONS PRECEDENT....................................................................................   39

SECTION 3.1         CONDITIONS PRECEDENT TO CLOSING..............................................................   39

IV.      REPRESENTATIONS AND WARRANTIES..........................................................................   42

SECTION 4.1         BORROWER REPRESENTATIONS.....................................................................   42
SECTION 4.2         SURVIVAL OF REPRESENTATIONS..................................................................   51

V.       BORROWER COVENANTS......................................................................................   51

SECTION 5.1         AFFIRMATIVE COVENANTS........................................................................   51
SECTION 5.2         NEGATIVE COVENANTS...........................................................................   61

VI.      INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS.....................................................   64

SECTION 6.1         INSURANCE....................................................................................   64
SECTION 6.2         CASUALTY.....................................................................................   69
SECTION 6.3         CONDEMNATION.................................................................................   69
SECTION 6.4         RESTORATION..................................................................................   69

VII.     RESERVE FUNDS...........................................................................................   73

SECTION 7.1         REQUIRED REPAIRS.............................................................................   73
SECTION 7.2         TAX AND INSURANCE ESCROW FUND................................................................   75
SECTION 7.3         REPLACEMENTS AND REPLACEMENT RESERVE.........................................................   75

SECTION 7.4         LIQUIDITY RESERVE............................................................................   80
SECTION 7.5         RESERVE FUNDS, GENERALLY.....................................................................   81

VIII.    DEFAULTS................................................................................................   82

SECTION 8.1         EVENT OF DEFAULT.............................................................................   82
SECTION 8.2         REMEDIES.....................................................................................   84
SECTION 8.3         REMEDIES CUMULATIVE; WAIVERS.................................................................   85

IX.      SPECIAL PROVISIONS......................................................................................   85

SECTION 9.1         SALE OF NOTES AND SECURITIZATION.............................................................   85
SECTION 9.2         INTENTIONALLY DELETED........................................................................   87
SECTION 9.3         EXCULPATION..................................................................................   87
SECTION 9.4         INTENTIONALLY DELETED........................................................................   89
SECTION 9.5         SERVICER.....................................................................................   89

X.       MISCELLANEOUS...........................................................................................   89

SECTION 10.1        SURVIVAL.....................................................................................   89
SECTION 10.2        LENDER'S DISCRETION..........................................................................   89
SECTION 10.3        GOVERNING LAW................................................................................   90
SECTION 10.4        MODIFICATION, WAIVER IN WRITING..............................................................   91
SECTION 10.5        DELAY NOT A WAIVER...........................................................................   91
SECTION 10.6        NOTICES......................................................................................   92
SECTION 10.7        TRIAL BY JURY................................................................................   93
SECTION 10.8        HEADINGS.....................................................................................   93
SECTION 10.9        SEVERABILITY.................................................................................   93
SECTION 10.10       PREFERENCES..................................................................................   93
SECTION 10.11       WAIVER OF NOTICE.............................................................................   93
SECTION 10.12       REMEDIES OF BORROWER.........................................................................   94
SECTION 10.13       EXPENSES; INDEMNITY..........................................................................   94
SECTION 10.14       SCHEDULES INCORPORATED.......................................................................   95
SECTION 10.15       OFFSETS, COUNTERCLAIMS AND DEFENSES..........................................................   95
SECTION 10.16       NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES................................   95
SECTION 10.17       PUBLICITY....................................................................................   96
SECTION 10.18       CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS......................   96
SECTION 10.19       WAIVER OF COUNTERCLAIM.......................................................................   97
SECTION 10.20       CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE................................................   97
SECTION 10.21       BROKERS AND FINANCIAL ADVISORS...............................................................   97
SECTION 10.22       PRIOR AGREEMENTS.............................................................................   98
SECTION 10.23       JOINT AND SEVERAL LIABILITY..................................................................   98

                                    SCHEDULES

Schedule I        -        Properties - Allocated Loan Amounts

Schedule II       -        Rent Roll

Schedule III      -        Required Repairs - Deadlines for Completion

Schedule IV       -        Organizational Chart of Borrower

Schedule V        -        O&M Agreements

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of December 13, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, having an address at 383 Madison Avenue, New York, New York 10179 ("LENDER") and WESCO REAL ESTATE IV, LLC, a Delaware limited liability company having its principal place of business at 225 West Station Square Drive, Suite 700, Pittsburgh, Pennsylvania ("BORROWER").

                              W I T N E S S E T H:

         WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

         WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

         NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         SECTION 1.1       DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

         "ADDITIONAL INSOLVENCY OPINION" shall have the meaning set forth in
Section 4.1.30(c) hereof.

         "ADJUSTED RELEASE AMOUNT" shall mean, for each Individual Property, one hundred twenty-five percent (125%) of the Pro-Rata Release Amount for such Individual Property.

         "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

         "AFFILIATED LOANS" shall mean a loan made by Lender to an Affiliate of Borrower, WESCO Tenant or Guarantor.

         "AFFILIATED MANAGER" shall mean any Manager in which Borrower, WESCO Tenant or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

         "AGENT" shall mean The Bank of New York or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

         "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "ALTA" shall mean American Land Title Association, or any successor thereto.

         "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Properties prepared by Borrower in accordance with
Section 5.1.11(d) hereof for the applicable Fiscal Year or other period.

         "APPRAISAL" shall mean, for each Individual Property, an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

         "APPROVED ANNUAL BUDGET" shall have the meaning set forth in Section 5.1.11(d) hereof.

         "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, any assignment of management agreement and subordination of management fees, now or hereafter entered into by and among Lender, Borrower and a manager of such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

         "BANKRUPTCY ACTION" shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person, (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or any portion of any Individual Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights or any other Federal or state bankruptcy or insolvency law.

         "BASIC CARRYING COSTS" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

         "BORROWER" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, Chicago, Illinois or the place of business of any Servicer are not open for business.

         "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in Section
2.6.1 hereof.

         "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Manager, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "CASUALTY" shall have the meaning set forth in Section 6.2 hereof.

         "CASUALTY CONSULTANT" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

         "CASUALTY RETAINAGE" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

         "CLOSING DATE" shall mean the date of the funding of the Loan.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

         "CONDEMNATION PROCEEDS" shall have the meaning set forth in Section 6.4(b).

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

         "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Defeasance Payment Amount and any Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

         "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

         "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

         (a)      the numerator is the Net Cash Flow; and

         (b) the denominator is the aggregate amount of principal and interest due and payable on the Note or, in the event a Defeasance Event has occurred, the Undefeased Note, for such period.

         "DEBT SERVICE COVERAGE RATIO DETERMINATION DATE" shall mean each Payment Date, as applicable, that Lender determines, in accordance with this Agreement the ratio of Net Cash Flow to Debt Service.

         "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law or (b) five percent (5%) above the Interest Rate.

         "DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.1(a)(i) hereof.

         "DEFEASANCE DEPOSIT" shall mean an amount equal to the remaining principal amount of the Note or the Defeased Note, as applicable, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of Section 2.4 and Section 2.5 hereof

(including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

         "DEFEASANCE EVENT" shall have the meaning set forth in Section 2.5.1(a) hereof.

         "DEFEASANCE PAYMENT AMOUNT" shall mean the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of a Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

         "DEFEASED NOTE" shall have the meaning set forth in Section 2.5.1(a)(v) hereof.

         "DISCLOSURE DOCUMENT" shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

         "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.
Section 9.10(b), having in either case a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

         "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

         "EMBARGOED PERSON" shall have the meaning set forth in Section 4.1.35 hereof.

         "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnification Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

         "EXISTING SUBLEASE" shall mean that certain Lease dated May 18, 1998 between WESCO Tenant, as sublandlord and Cutler-Hammer, Inc. subleasing 5,000 square feet in the building located on the Individual Property located at 256 Ragland Road, Skelton, West Virginia.

         "EXTRAORDINARY EXPENSE" shall have the meaning set forth in Section 5.1.11(e) hereof.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

         "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1st and ending on December 31st during each year of the term of the Loan.

         "FITCH" shall mean Fitch, Inc.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

         "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

         "GROSS INCOME FROM OPERATIONS" shall mean, for any period, all income derived by Borrower pursuant to the WESCO Lease (exclusive of any reimbursements by WESCO Tenant thereunder), together with any other income, computed in accordance with GAAP, derived by Borrower from the ownership and operation of the Properties from whatever source during such period, including, but not limited to, any other Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, business interruption or other loss of income or rental insurance proceeds or other required pass-throughs and interest on Reserve Accounts, if any, but excluding Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income or rental insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds, if any. Gross income shall not be diminished as a result of payments made with respect to the Mortgages, ground rent or other payments due to the creation of any intervening underlying estates or interest in the Properties or any part thereof. Gross Income from Operations shall be adjusted to an amount reflective of the greater of (a) the actual vacancy rate in effect at the time of the calculation, but in no event less than five percent (5%), and (b) the then current underwriting market standard for occupancy adjustments in the area where such Individual Property is located, as may be adjusted from time to time, based upon Lender's reasonable good faith belief that there has been a change in occupancy in the relevant market where the Individual Properties are located, based upon a survey prepared by a nationally recognized real estate brokerage service and provided, further that Lender shall be permitted to impose such adjustments only at the time of a release of an Individual Property in accordance with Section 2.5.6.

         "GUARANTOR" shall mean WESCO International, Inc., a Delaware corporation, guarantor pursuant to the Guaranty.

         "GUARANTY" shall mean that certain Guaranty of Non-Recourse Exceptions Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, whereby Guarantor delivers a limited guaranty of certain exceptions to the non-recourse provisions set forth in Section 9.3.

         "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

         "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations due more than ninety (90) days from the date of incurrence);
(d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

         "INDEMNIFIED LIABILITIES" shall have the meaning set forth in Section 5.1.11(e) hereof.

         "INDEPENDENT DIRECTOR" shall mean a director of the Borrower or a manager on Borrower's board of managers who is not at the time of initial appointment, or at any time while serving as a director or manager of Borrower, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of the Borrower), officer, employee, partner, member, attorney or counsel of Borrower or any Affiliate thereof (unless such natural person is a director provided by a nationally recognized company that provides professional independent managers and which also provides other corporate services in the ordinary course of business, in which case such Person may receive reasonable fees for servicing as director of the Borrower or its Affiliate); (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of any of them; (c) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

         "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the Improvements thereon and the personal property, if any, owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property".

         "INSOLVENCY OPINION" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Kirkpatrick & Lockhart, LLP in connection with the Loan.

         "INSURANCE PREMIUMS" shall have the meaning set forth in Section 6.1(b) hereof.

         "INSURANCE PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

         "INTEREST RATE" shall mean a rate of six and one half percent (6.50%) per annum.

         "LEASE" shall mean the WESCO Lease, together with any other lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such WESCO Lease or such other lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

         "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

         "LENDER" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

         "LICENSES" shall have the meaning set forth in Section 4.1.22 hereof.

         "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

         "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

         "LOAN TO VALUE RATIO" shall mean, as of the date of its calculation, the ratio, expressed in the form a percentage, of (a) the sum of the outstanding principal amount of the Note (or, in the event a Defeasance Event has occurred, the Undefeased Note), for such period as of the date of such calculation to (b) an Appraisal (dated not more than six (6) months prior to the date of such calculation) of each of the remaining Individual Properties following a proposed release.

         "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the O&M Agreement, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan..

         "MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, any management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement.

         "MANAGER" shall mean a Qualified Manager, if any, who is managing the Properties in accordance with the terms and provisions of this Agreement.

         "MATURITY DATE" shall mean January 1, 2013, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

         "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $95,106.06.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt) and Security Agreement, dated the date hereof, executed and delivered by Borrower to Lender as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "NET CASH FLOW" shall mean, for any period, the amount obtained by subtracting (a) Operating Expenses and (b) the normalized amount expended by Borrower for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements), but in no event less than $149,800.52 per year, from Gross Income from Operations for such period.

         "NET CASH FLOW SCHEDULE" shall have the meaning set forth in Section 5.1.11(b) hereof.

         "NET OPERATING INCOME" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

         "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

         "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

         "NOTE" shall mean that certain Promissory Note, dated the date hereof, in the principal amount of Thirteen Million Three Hundred and Forty Thousand and 00/100 Dollars ($13,340,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

         "O&M AGREEMENT" shall mean, with respect to each Individual Property referenced on Schedule V attached hereto, that certain Operations and Maintenance Agreement, dated as of the date hereof, between Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner or managing member of Borrower.

         "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred by Borrower on a regular monthly or other periodic basis (and that are not otherwise paid for by WESCO Tenant pursuant to the terms of the WESCO Lease), including, without limitation, utilities, ordinary repairs and maintenance, insurance, property taxes and assessments, an underwritten management fee of not less than two percent (2%) of Gross Income from Operations, payroll and related taxes, computer processing charges, operational equipment or other equipment lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, capital expenditures and contributions to the Reserve Funds.

         "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

         "OTHER OBLIGATIONS" shall have the meaning as set forth in the Mortgages.

         "PAYMENT DATE" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

         "PENDING LITIGATION MATTER" shall mean that certain civil action captioned Casper, et al v. ESCO Distribution, Inc., No. 02-1110, United States District Court for the Western District of Pennsylvania.

         "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

         "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

         "PERMITTED LEASE TRANSACTION" shall have the meaning set forth in
Section 5.1.20 hereof.

         "PERMITTED RELEASE DATE" shall mean the earlier of (i) the date that is two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust or (ii) the third (3rd) anniversary of this Agreement.

         "PERMITTED TRANSFER" means any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto and (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

         "PHYSICAL CONDITIONS REPORT" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property (or such other evidence that the related Individual Property may be legally occupied that is satisfactory to Lender in its sole discretion.

         "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

         "POLICY" shall have the meaning specified in Section 6.1(b) hereof.

         PREPAYMENT RATE DETERMINATION DATE" shall mean the date which is five
(5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.3 hereof.

         "PREPAYMENT RATE" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

         "PROPERTIES" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

         "PRO-RATA RELEASE AMOUNT" shall mean, for each Individual Property, the product of (a) the quotient obtained by dividing the Release Amount for such Individual Properties by the sum of the Release Amount for all Properties, and
(b) the outstanding principal balance of the Loan.

         "PROPERTY" shall mean the parcel of real property, the Improvements thereon and the personal property, if any, owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Mortgage and referred to therein as the "Property".

         "PROVIDED INFORMATION" shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, Borrower, Guarantor and/or any Manager.

         "QUALIFIED MANAGER" shall mean, in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided Lender, at its option may require that Borrower shall have obtained (a) prior written confirmation from the applicable Rating Agencies that management of the Properties by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof and (b) if such Person is an Affiliate of Borrower, an Additional Insolvency Opinion.

         "QUALIFIED TRANSFEREE" shall mean any of the following entities:

           (a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (B) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, which is regularly engaged in the business of owning and managing properties similar in size, scope, class, use and value as the Property, or (C) an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) of this definition, provided that any such entity must
(x) have total assets in excess of $1,000,000,000.00 and capital/statutory surplus or shareholder's equity of $500,000,000.00 and (y) be regularly engaged in the business of owning and managing properties similar in size, scope, class, use and value as the Property, or

           (b) an entity approved by the Rating Agencies prior to a Transfer, or

           (c) in the reasonable judgment of Lender, a reputable and experienced real estate organization having a net worth in excess of $1,000,000,000.00 and possessing experience in owning and managing properties similar in size, scope, class, use and value as the Property, provided, that such organization shall be deemed to have sufficient experience if such organization owns or manages (or has owned or managed within the past five (5) years) retail properties similar in size, scope, class, use and value as the Property which comprise in the aggregate at least five million (5,000,000) square feet of leasable space; or

           (d) an entity, (i) the equity of which is listed on the New York Stock Exchange or another nationally recognized stock exchange ("Publicly Traded Entity"), or a wholly owned subsidiary of a Publicly Traded Entity rated not less than BB- by S&P at the time of such transfer and (ii) in Lender's reasonable judgment, which is (A) regularly engaged in the business of owning and operating warehouse and distribution facilities similar in size, scope, class, use and value as the Properties or (B) a nationally recognized industrial concern one of the principal businesses of which is component manufacture, general industrial distribution or integrated supply (e.g., EATON Corporation; Schneider Electric; Siemans; ABB; Consolidated Electrical Distributors, Inc.; General Electric Supply Company; Graybar Electric Company Inc.; Hagemeyer North America; Rexel Inc. and Sonepar USA) which concern (I) has experience owning or managing real estate of any kind as part of its existing operations, (II) has engaged a Qualified Manager to operate and manage the Properties, (III) will acquire and continue to employ the current employees of WESCO Tenant who operate and manage the Properties or (IV) will hire a group of persons who have sufficient experience in the operation and management of real estate such as to be comparable to the group of persons described in clause (III); or

           (e) a privately owned entity which is a nationally recognized financial buyer (e.g. Clayton, Dubilier and Rice; Kohlberg, Kravis and Roberts; Forstmann Little and the Blackstone Group) which shall (i) have total assets equal to or in excess of $1,000,000,000.00, (ii) have a net worth equal to or in excess of $140,000,000.00 and (iii) (A) in Lender's reasonable judgment, be regularly engaged in the business of owning and operating warehouse and distribution facilities similar in size, scope, class, use and value as the Properties, (B) engage a Qualified Manager to operate and manage the Properties, (C) acquire and continue to employ the current employees of WESCO Tenant who operate and manage the Properties or (D) hire a group of persons who, in Lender's reasonable judgment, have sufficient experience in the operation and management of real estate such as to be comparable to the group of persons described in clause (C); or

           (f) a privately owned entity which is a nationally recognized industrial concern one of the principal businesses of which is component manufacture, general industrial distribution or integrated supply (e.g., EATON Corporation; Schneider Electric; Siemans; ABB; Consolidated Electrical Distributors, Inc.; General Electric Supply Company; Graybar Electric Company Inc.; Hagemeyer North America; Rexel Inc. and Sonepar USA), which shall (i) have total assets equal to or in excess of $1,000,000,000.00, (ii) have a net worth equal to or in excess of $140,000,000.00 and (iii) (A) have experience owning or managing real estate of any kind as part of its existing operations, (B) have engaged a Qualified Manager to operate and manage the Properties, (C) acquire and continue to employ the current employees of WESCO Tenant who operate and manage the Properties or (D) will hire a group of persons who, in Lender's reasonable discretion, have sufficient experience in the operation and management of real estate such as to be comparable to the group of persons described in clause (C); or

           (g) any entity controlled by any one or more of the entities described in subsections (a) - (f).

         "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

         "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

         "RELEASE AMOUNT" shall mean for an Individual Property the amount set forth on Schedule I hereto.

         "RENTS" shall mean, for so long as the WESCO Lease shall remain in effect, , and in all other cases in which the WESCO Lease shall not be in effect such other Leases, any and all rent due thereunder (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, Operating Expenses or other reimbursables payable to Borrower (or to the Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property.

         "REPLACEMENT MANAGEMENT AGREEMENT" shall mean, following the expiration or termination of any Management Agreement hereafter entered into, a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

         "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in
Section 7.3.1 hereof.

         "REPLACEMENT RESERVE FUND" shall have the meaning set forth in Section
7.3.1 hereof.

         "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 7.3.1 hereof.

         "REPLACEMENTS" shall have the meaning set forth in Section 7.3.1 hereof.

         "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in Section
7.1.1 hereof.

         "REQUIRED REPAIR FUND" shall have the meaning set forth in Section
7.1.1 hereof.

         "REQUIRED REPAIRS" shall have the meaning set forth in Section 7.1.1 hereof.

         "RESERVE FUNDS" shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund and any other escrow fund established by the Loan Documents.

         "RESTORATION" shall mean the repair and restoration of the an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

         "RESTORATION THRESHOLD FLOOR AREA" shall mean, either (a) twenty-five percent of the total floor area attributable to all of the Properties, calculated on an aggregate basis or (b) in the case of damage or destruction to the Individual Properties located in Byhalia, Mississippi and Warrendale, Pennsylvania, fifty percent (50%) of the total floor area attributable to either of such Individual Properties, as applicable.

         "RESTRICTED PARTY" shall mean collectively, (a) Borrower, Guarantor, and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, any Affiliated Manager or any non-member manager.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

         "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest, whether direct or indirect.

         "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in
Section 2.5.1(b) hereof.

         "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

         "SECURITIZATION" shall have the meaning set forth in Section 9.1 hereof.

         "SECURITY AGREEMENT" shall have the meaning set forth in Section 2.5.1(a)(vi) hereof.

         "SERVICER" shall have the meaning set forth in Section 9.5 hereof.

         "SERVICING AGREEMENT" shall have the meaning set forth in Section 9.5 hereof.

         "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in Section 8.2(c) hereof.

         "SPECIAL PURPOSE ENTITY" shall mean a corporation, limited partnership or limited liability company which, at all times on and after the date hereof, complies with the following requirements unless it has received the prior consent of Lender or a permitted administrative agent thereof, or, while the Loan is securitized, unless it has received confirmation from each of the applicable Rating Agencies that such action would not result in the requalification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

                  (i) is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties, entering into this Agreement with Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

                  (ii) is not engaged and will not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of the Properties, (B) acting as general partner of the limited partnership that owns the Properties or (C) acting as a member of the limited liability company that owns the Properties, as applicable;

                  (iii) does not have and will not have any assets other than those related to the Properties or its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Properties or acts as the general partner or managing member thereof, as applicable;

                  (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

                  (v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies (with more than one
         (1) member);

                  (vi) if such entity is a corporation, has at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two Independent Directors shall have participated in such vote;

                  (vii) if such entity is a limited liability company, has two (2) independent managers that own no equity in Borrower, provided Borrower additionally complies with the requirements set forth in clause (xxxvi) of this definition;

                  (viii) shall not, and if such entity is (a) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not, (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets or the assets of Borrower (as applicable); (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or
         (4) without the affirmative vote of two Independent Directors and of all other directors of the corporation (that is such entity or the general partner or managing or co-managing member of such entity), on behalf of or with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing;

                  (ix) if such entity is a limited partnership or a limited liability company that is the general partner of a limited partnership or the member of a limited liability company that is Borrower, has a corporation that has at least two Independent Directors and that owns at least one percent (1.0%) of the equity of such entity as its general partner or managing member, as applicable, that is a Special Purpose Entity;

                  (x) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity and has not and will not identify itself as a division of any other Person;

                  (xii) has maintained and will maintain its bank accounts, books of account, books and records separate from those of any other Person and will file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, will not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

                  (xiii) has maintained and will maintain its own records, books, resolutions and agreements;

                  (xiv) has not commingled and will not commingle its funds or assets with those of any other Person and has not participated and will not participate in any cash management system with any other Person;

                  (xv)     has held and will hold its assets in its own name;

                  (xvi) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (xxx) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

                  (xvii) (a) has maintained and will maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (b) shall, in its financial statements, show its asset and liabilities separate and apart from those of any other Person; and (c) has not permitted and will not permit its assets to be listed as assets on the financial statement of any other Person except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

                  (xviii) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

                  (xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

                  (xx) has and will have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed $266,800, which liabilities are not more than ninety (90) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances and (iii) such other liabilities that are permitted pursuant to this Agreement;

                  (xxi) has not and will not assume or guarantee or become obligated for the debts of any other Person, hold out its credit as being available to satisfy the obligations of any other Person or pledge its assets for the benefit of any other Person, except as permitted pursuant to this Agreement;

                  (xxii) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

                  (xxiii) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

                  (xxiv) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

                  (xxv) has not pledged and will not pledge its assets for the benefit of any other Person;

                  (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (xxx) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

                  (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                  (xxviii) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

                  (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

                  (xxx) maintains an arm's-length relationship with its Affiliates and has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and
         (B) in connection with this Agreement;

                  (xxxi) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

                  (xxxii) if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

                  (xxxiii) does not and will not have any of its obligations guaranteed by any Affiliate;

                  (xxxiv)  shall not form, acquire or hold any subsidiary; and

                  (xxxv) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

                  (xxxvi) is a Delaware limited liability company, whose limited liability company agreement (the "LLC Agreement") provides that
         (A) Borrower shall have at least two (2) Independent Managers in its Board of Managers or as independent managers of Borrower, (B) upon the occurrence of any event that causes the current sole member, CDW REALCO, Inc., a Delaware corporation ("Borrower's Sole Member") to cease to be the member of Borrower (other than (1) upon an assignment by Borrower's Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Borrower's Sole Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with Borrower's Sole Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("Special Member") and shall continue Borrower without dissolution and
         (C) Special Member may not resign from Borrower or transfer its rights as Special Member unless (1) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of all applicable provisions of the laws of the State of Delaware and
         (2) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that
         (v) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (w) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (y) Special Member, in its capacity as Special Member, may not bind Borrower and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters known as "Special Decisions" required by the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower. Upon the occurrence of any event that causes Borrower's Sole Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Borrower's Sole Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Borrower's Sole Member, agree in writing (A) to continue Borrower and
         (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Borrower's Sole Member in Borrower. Any action initiated by or brought against Borrower's Sole Member or Special Member under any Creditors Rights Laws shall not cause Borrower's Sole Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of

         Borrower shall continue without dissolution. The LLC Agreement shall provide that both Borrower's Sole Member and Special Member waive any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Borrower's Sole Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Borrower's Sole Member or Special Member to cease to be a member of Borrower.

         "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

         "SUBSTITUTE PROPERTIES" shall have the meaning set forth in Section 2.7 hereof.

         "SUBSTITUTE PROPERTY" shall have the meaning set forth in Section 2.7 hereof.

         "SUBSTITUTE RELEASE AMOUNT" shall have the meaning set forth in Section 2.7(k) hereof.

         "SUBSTITUTED PROPERTY" shall have the meaning set forth in Section 2.7 hereof.

         "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.5.3 hereof.

         "SURVEY" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

         "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in
Section 7.2 hereof.

         "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

         "TENANT LETTER OF CREDIT" shall mean a transferable, clean, irrevocable, unconditional, standby sight draft letter of credit in form, substance and amount satisfactory to Lender in its sole discretion issued or confirmed by a commercial bank with a long term debt obligation rating of a least "A" or better by S&P or "A2" or better by Moody's (or a comparable long term debt obligation rating) as determined by S&P and Moody's and otherwise satisfactory to Lender in its reasonable discretion (the "Issuing Bank"). The Tenant Letter of Credit shall be payable upon presentation of a sight draft only to the order of Lender or upon a transfer of the Loan, to another party, as the case may be. The Tenant Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive one (1) year periods for so long as the Tenant Letter of Credit would be required pursuant to the terms hereof. The Tenant Letter of Credit shall be transferable by Lender and its successors and assigns at a New York City bank.

         "TENANT PROPERTY" shall mean property owned by the WESCO Tenant and located or installed in the Properties, including, but not limited to, computer systems, phone systems, security systems, office furniture, books and records, supplies, inventory, equipment and material handling equipment (including conveyors and flow-thru racking), mezzanine racking systems, shelving, bin shelving, fork lifts, vehicles and signs.

         "THRESHOLD AMOUNT" shall have the meaning set forth in Section 5.1.20 hereof.

         "TITLE INSURANCE POLICIES" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form acceptable to Lender (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

         "TRANSFER" shall have the meaning set forth in Section 5.2.10(b) hereof.

         "TRIGGER EVENT" shall mean that, (a) except for the circumstances described in clause (b), an Event of Default has occurred and is continuing, (b) Borrower or Manager shall become bankrupt or insolvent or (c) as of any Debt Service Coverage Ratio Determination Date the ratio of (i) Net Cash Flow to (ii) Debt Service is less than 1.20 to 1.00.

         "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.5.1(a)(v) hereof.

         "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

         "U.S. OBLIGATIONS" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended.

         "WESCO INTERNATIONAL" shall mean WESCO International, Inc., a Delaware corporation.

         "WESCO LEASE" shall mean that certain Lease Agreement dated as of the date hereof between Borrower, as landlord, and WESCO Tenant, as tenant.

         "WESCO TENANT" shall mean WESCO Distribution, Inc., a Delaware corporation.

         "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest due on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually), over (ii) the principal amount being prepaid.

         SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

         All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II.      GENERAL TERMS

         SECTION 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

         2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

         2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

         2.1.3 THE NOTE, MORTGAGE AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents.

         2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to
(a)acquire the Properties or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) for general corporate purposes not inconsistent with the terms of the Loan Documents.

         SECTION 2.2 INTEREST RATE.

         2.2.1 INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date.

         2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

         2.2.3 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

         2.2.4 USURY SAVINGS. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         SECTION 2.3 LOAN PAYMENT.

         2.3.1 MONTHLY DEBT SERVICE PAYMENTS. Borrower shall pay to Lender (a) on the first Payment Date following the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to but not including such Payment Date (unless such Closing Date is the first (1st) day of the month, in which case no such interest only payment shall be due) and (b) on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender of principal and interest in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.

         2.3.2 PAYMENTS GENERALLY. The first (1st) interest accrual period hereunder shall commence on and include the Closing Date and shall end on and include the last date of the month in which the Closing Date occurs. Each interest accrual period thereafter shall commence on the first (1st) day of each calendar month during the term of this Agreement and shall end on and include the final calendar date of such calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

         2.3.3 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

         2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents (including the amounts due on the Maturity
Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

         2.3.5 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

         SECTION 2.4 PREPAYMENTS.

         2.4.1 VOLUNTARY PREPAYMENTS. (a) Except as otherwise provided this
Section 2.4, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

         2.4.2 MANDATORY PREPAYMENTS. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of any Individual Property, Borrower shall prepay or authorize Lender to apply such Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Notwithstanding anything to the contrary contained herein, provided that an Event of Default has not occurred and is continuing, any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

         2.4.3 PREPAYMENTS AFTER DEFAULT. If following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium.

         2.4.4 PREPAYMENTS PRIOR TO PREPAYMENT RELEASE DATE. Prior to the Permitted Release Date and if a Securitization has not occurred, Lender may, in its sole discretion, permit Borrower to prepay the Loan in part in order to obtain the release of an Individual Property from the Lien of the Mortgage thereon, provided, that (i) no Event of Default exists;
(ii) the requirements of Section 6 have been satisfied; (iii) Borrower pays Lender, in addition to the Adjusted Release Amount for the applicable Individual Property, (A) all interest which would have accrued on such Adjusted Release Amount through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date, (B) all other sums then due and payable under this Agreement, the Note and the other Loan Documents, including, but not limited to all of Lender's reasonable costs and expenses (including reasonable attorney's fees and disbursements) incurred by Lender in connection with such prepayment, and (C) an amount equal to twenty-five hundredths of one percent (0.25%) of such Adjusted Release Amount.

         2.4.5 OTHER PREPAYMENTS.

         Notwithstanding anything herein to the contrary, but provided no Event of Default shall have occurred and be continuing, Borrower shall be permitted to prepay the Loan in full at any time on or following the Payment Date occurring immediately prior to the Maturity Date, together with any interest which would have accrued on the date such prepayment was made through and including the Maturity Date. Other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this
Section 2.4.5.

         SECTION 2.5 DEFEASANCE.

         2.5.1 VOLUNTARY DEFEASANCE. (a) Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time after the Permitted Release Date to voluntarily defease all, or in connection with a release of an Individual Property in accordance with Section 2.5.5 hereof, any portion of the Loan by and upon satisfaction of the following conditions (such event being a "DEFEASANCE EVENT"):

               (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event, in connection with the release of a Property in accordance with Section 2.5.5 hereof, and the principal amount of the Loan to be defeased;

               (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan to and including the Defeasance Date;

               (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

               (iv) Borrower shall deliver to Lender the Defeasance Deposit applicable to the Defeasance Event;

               (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note and a maturity date equal to Maturity Date (the "DEFEASED NOTE") and the other note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall otherwise have terms identical to the Note, except that a Defeased Note cannot be the subject of any further Defeasance Event;

                  (vi) Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section
         2.5 (the "SECURITY AGREEMENT");

                  (vii) Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or the Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                  (viii) Borrower shall deliver confirmation in writing from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

                  (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

                  (x) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                  (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

                  (xii) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in
         2.5.3 hereof, (B) reasonable attorneys' fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys' fees.

         (b) In connection with each Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable, and in amounts equal to the scheduled payments due on such dates under this Agreement and the Note or the Defeased Note (as applicable) (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) and assuming the Note or the Defeased Note (as applicable) is prepaid in full on the Maturity Date (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Cash Management Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under this Agreement and the Note or the Defeased Note (as applicable). Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.5 and satisfy Borrower's other obligations under this Section 2.5 and 2.5.3 shall be remitted to Borrower.

         2.5.2 COLLATERAL. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

         2.5.3 SUCCESSOR BORROWER. In connection with any Defeasance Event, Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the "SUCCESSOR BORROWER") acceptable to Lender, which shall be a Special Purpose Entity with two (2) Independent Directors approved by the Rating Agencies, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note (as applicable), together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note (as applicable) and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay One Thousand and 00/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the

Note or the Defeased Note (as applicable) and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note (as applicable) in accordance with this Section 2.5.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

         2.5.4 RELEASE OF PROPERTY.

         Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

         2.5.5 RELEASE OF PROPERTY.

           (a) If Borrower has elected to defease all or a portion of the Loan and the requirements of Section 2.5 have been satisfied, all of the Properties to which the defeasance applies shall be released from the Liens of their respective Mortgages.

           (b) In connection with the release of the Mortgages, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

         2.5.6 RELEASE OF INDIVIDUAL PROPERTY. If Borrower has elected to prepay a portion of the Loan and the requirements of Section 2.5 have been satisfied, and provided that no Event of Default has occurred and is continuing, Borrower may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

           (a) The amount of the outstanding principal balance of the Loan to be prepaid shall equal or exceed the Adjusted Release Amount for the applicable Individual Property, and such prepayment shall be deemed a voluntary prepayment for all purposes hereunder;

           (b) Borrower shall submit to Lender, not less than thirty (30) days prior to the Payment Date on which the prepayment will be made, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation

Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

           (c) After giving effect to such release (including the amount prepaid in Section 2.5.2 above), (i) the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages following the release shall equal or exceed the greater (a) 1.35 to 1.00 (based upon a calculation using payments of Debt Service in excess of the payments used for the Defeased Note) and (b) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property and
(ii) the Loan to Value Ratio shall equal or be less than sixty-five percent (65%), provided further that in the event that payment of the Adjusted Release Amount for the applicable Individual Property does not result in a Loan to Value Ratio sufficient to permit a release hereunder, Borrower shall have the option, but not the obligation, of paying an additional sum in excess of the Adjusted Release Amount sufficient to permit the required Loan to Value Ratio to be attained; and

           (d) The Individual Property to be released shall be conveyed to a Person other than a Borrower or any of its Affiliates.

         2.5.7 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage on the Property.

         SECTION 2.6 CASH MANAGEMENT.

         2.6.1 CASH MANAGEMENT ACCOUNT. (a) During the term of the Loan, Borrower shall establish and maintain an account (the "CASH MANAGEMENT ACCOUNT") with Agent in the trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled "WESCO REAL ESTATE IV, LLC as Borrower and Bear Stearns Commercial Mortgage, Inc., as Lender, pursuant to Loan Agreement dated as of December 13, 2002 - Cash Management Account". Borrower hereby grants to Lender a first-priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower. All monies now or hereafter deposited into the Cash Management Account shall be deemed additional security for the Debt.

           (b) Borrower shall deliver an irrevocable written instruction to WESCO Tenant and any other tenants under Leases pursuant to which some portion of the WESCO Lease has been assigned in accordance with the terms hereof to deliver all Rents payable thereunder directly to the Cash Management Account. Borrower shall deposit all amounts received by Borrower constituting Rents into the Cash Management Account within one (1) Business Day after receipt thereof.

           (c) Intentionally deleted.

           (d) Upon the occurrence of an Event of Default or a Trigger Event, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Cash Management Account to the payment of the Debt in any order in its sole discretion.

           (e) The Cash Management Account shall be an Eligible Account and shall not be commingled with other monies held by Borrower or Agent.

           (f) Borrower shall not further pledge, assign or grant any security interest in the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

           (g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Cash Management Account and/or the Cash Management Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Cash Management Account was established.

           (h) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

           (i) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

         2.6.2 PAYMENTS RECEIVED UNDER THE CASH MANAGEMENT AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

         SECTION 2.7 SUBSTITUTION OF PROPERTIES.

         Subject to the terms and conditions set forth in this Section 2.7, Borrower may obtain a release of the Lien of a single Mortgage (and the related Loan Documents) encumbering an Individual Property (a "SUBSTITUTED PROPERTY") by substituting therefor another property of like kind and quality acquired by Borrower, up to a maximum of four (4) times during the term of the Loan (individually, a "SUBSTITUTE PROPERTY" and collectively, the "SUBSTITUTE PROPERTIES"), provided that the following conditions precedent are satisfied:

           (a) the Maturity Date shall have not occurred.

           (b) Lender shall have received at least sixty (60) days prior written notice requesting the substitution and identifying the Substitute Property and Substituted Property.

           (c) Lender shall have received a copy of a deed conveying all of Borrower's right, title and interest in and to the Substituted Property to an entity other than Borrower pursuant to an arms length transaction and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Substituted Property is located.

           (d) Lender shall have received a fee in the amount of one percent (1.0%) of the Pro-Rata Release Amount for the Substitute Property.

           (e) If the Loan is part of a Securitization, Lender shall have received an appraisal of the Substitute Property and Substituted Property, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to the Rating Agencies.

           (f) The fair market value of the Substitute Property is not less than one hundred five percent (105%) of the greater of (A) the fair market value of the Substituted Property as of the Closing Date and (B) the fair market value of the Substituted Property as of the date immediately preceding the substitution, which determination shall be made by (I) Lender in its sole discretion if the Loan is not part of a Securitization and (II) Lender based on the appraisals delivered pursuant to clause (e) above if the Loan is part of a Securitization.

           (g) After giving effect to the substitution, the Debt Service Coverage Ratio for the Loan for all of the Properties (excluding the Substituted Property and including the Substitute Property) is not less than the Debt Service Coverage Ratio for the Loan for all of the Properties as of the Closing Date and as of the date immediately preceding the substitution.

           (h) The Substitute Property will be made subject to the WESCO Lease providing for a rent payment no less than the payment for the Individual Property that is being substituted.

           (i) If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Securities, or any class thereof, issued in connection with the Securitization that are then outstanding. If the Loan is not part of a Securitization, Lender shall have consented in writing to such substitution, which consent shall be given in Lender's sole discretion and not unreasonably withheld.

         (j) No Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as the Rating Agencies may require, unless such certificate would be inaccurate, such certificate to be in form and substance satisfactory to the Rating Agencies.

         (k) Borrower shall (A) have executed, acknowledged and delivered to Lender (I) a Mortgage, an Assignment of Leases and Rents and two UCC-1 Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, Assignment of Leases and Rents and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statements in the office of the Secretary of State (or other central filing office) of the state in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (II) an Environmental Indemnity with respect to the Substitute Property and (B) have caused the Guarantor to acknowledge and confirm its respective obligations under the Loan Documents. The Mortgage, Assignment of Leases and Rents, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Substituted Property subject to modifications reflecting only the Substitute Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended for similar transactions by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xviii) below. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred twenty-five percent (125%) of the fair market value of the Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "SUBSTITUTE RELEASE AMOUNT") shall equal the Release Amount of the related Substituted Property.

         (l) Lender shall have received (A) to the extent available any "tie-in" or similar endorsement to each title insurance policy insuring the Lien of an existing Mortgage as of the date of the substitution with respect to the title insurance policy insuring the Lien of the Mortgage with respect to the Substitute Property and (B) a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by the title company that issued the title insurance policies insuring the Lien of the existing Mortgages and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the title insurance policy insuring the Lien of the Mortgage encumbering the Substituted Property. The title insurance policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Release Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, or otherwise at Borrower's election and without Borrower having to obtain a "tie-in" endorsement, in an amount equal to one hundred fifty percent (150%) of the Substitute Release Amount, (2) insure Lender that the relevant Mortgage creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the title insurance policies insuring the Liens of the existing Mortgages, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and title insurance policies have been paid.

         (m) Lender shall have received a current survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the title insurance policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor's seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a "one-hundred-year flood hazard area."

         (n) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

         (o) Lender shall have received a Phase I environmental report acceptable to Lender and, if recommended under the Phase I environmental report, a Phase II environmental report acceptable to Lender, which conclude that the Substitute Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials. If any such report discloses the presence of any hazardous materials or the risk of contamination from any off-site hazardous materials, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such report indicating that there is no longer any hazardous materials on the Substitute Property or any danger of contamination from any off-site hazardous materials that has not been fully remediated and (B) paid receipts indicating that the costs of all such remediation work have been paid.

         (p) Borrower shall deliver or cause to be delivered to Lender (A) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Borrower authorizing the substitution and any actions taken in connection with such substitution.

         (q) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (xii) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of counsel acceptable to the Rating Agencies if the Loan is part of a Securitization, or the Lender if the Loan is not part of a Securitization, stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (xii) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an opinion of counsel acceptable to, the Rating Agencies if the Loan is part of a Securitization, or the Lender if the Loan is not part of a Securitization, stating that subjecting the Substitute Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; (D) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein; (E) an opinion of counsel acceptable to, the Rating Agencies if the Loan is part of a Securitization, or the Lender if the Loan is not part of a Securitization, stating that the substitution and the related transactions are arms length transactions and do not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws and (F) if the Loan is part of a Securitization, an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under
Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

         (r) Borrower shall have paid, or escrowed with Lender, all Basic Carrying Costs relating to each of the Properties and the Substitute Property, including without limitation, (i) accrued but unpaid insurance premiums relating to each of the Properties and the Substitute Property, and (ii) currently due and payable Taxes (including any in arrears) relating to each of the Properties and the Substitute Property and (iii) currently due and payable maintenance charges and other impositions relating to each of the Properties and Substitute Property.

         (s) Borrower shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

         (t) To the extent available, Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements.

         (u) Borrower shall have delivered to Lender estoppel certificates from any existing tenants of the Substitute Property. All such estoppel certificates shall be substantially in the form approved by Lender in connection with the origination of the Loan and shall indicate that (1) the subject lease is a valid and binding obligation of the tenant thereunder, (2) there are no defaults under such lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no defense or offset to the payment of rent under such leases,
(4) no rent under such lease has been paid more than one (1) month in advance,
(5) the tenant thereunder has no option under such lease to purchase all or any portion of the Substitute Property, and (6) all tenant improvement work required under such lease has been completed and the tenant under such lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject lease has not yet been completed, Borrower shall, if required by the Rating Agencies, deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such lease.

         (v) Lender shall have received copies of all tenant leases affecting the Substitute Property certified by Borrower as being true and correct.

         (w) Lender shall have received (A) an endorsement to the title insurance policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Policy constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

         (x) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the state in which the Substitute Property is located, a letter from the municipality in which such Property is located, a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), an ALTA 3.1 zoning endorsement (if available in the jurisdiction where the Substitute Property is located) to the title insurance policy delivered pursuant to clause (xiii) above (with respect to zoning laws) or a subdivision endorsement (if available in the jurisdiction where the Substitute Property is located) to the title insurance policy delivered pursuant to clause (xiii) above (with respect to subdivision laws). If the Physical Conditions Report recommends that any repairs be made with respect to the Substitute Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good and workmanlike manner and (B) paid receipts indicating that the costs of all such repairs have been paid.

         (y) Lender shall have received a certified copy of an amendment to the Management Agreement, if any, reflecting the deletion of the Substituted Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management Agreement reflecting such amendment to the Management Agreement.

         (z) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as requested by the Rating Agencies if the Loan is part of a Securitization, or as reasonably requested by Lender if the Loan is not part of a Securitization.

         (aa) Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

         (bb) Borrower shall submit to Lender, not less than thirty (30) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.7 have been satisfied.

         (cc) Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Substituted Property to be released and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Release Amount with respect to such Substitute Property shall be deemed to be the Release Amount with respect to such Substitute Property for all purposes hereunder.

         III. CONDITIONS PRECEDENT

         SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING.

         The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

         3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

         3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

         3.1.3 DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

           (a) MORTGAGES, ASSIGNMENTS OF LEASES. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon each Individual Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

           (b) TITLE INSURANCE. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

           (c) SURVEY. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. Each such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (b) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

           (d) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

           (e) ENVIRONMENTAL REPORTS. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Individual Property, in each case satisfactory in form and substance to Lender.

           (f) ZONING. With respect to each Individual Property, Lender shall have received, at Lender's option, (i) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, and (ii) either (A) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (B) a zoning letter from the local municipality, in each case in substance reasonably satisfactory to Lender.

           (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to each Mortgage on the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

         3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

         3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, amendments (as requested by Lender), good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

         3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions from Borrower's counsel (a) the Insolvency Opinion, and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

         3.1.7 BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

         3.1.8 BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums due pursuant to the Policies, (b) currently due Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

         3.1.9 COMPLETION OF PROCEEDINGS. All organizational and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

         3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

         3.1.11 INTENTIONALLY DELETED.

         3.1.12 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination and closing of the Loan.

         3.1.13 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition or business condition of Borrower, WESCO Tenant, Guarantor or the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower, Guarantor nor any of their respective constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

         3.1.14 LEASES AND RENT ROLL. Lender shall have received an executed copy of the WESCO Lease, which shall be certified by Borrower as being true, correct and complete and certified copies of all leases affecting the Properties, if any. Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender, a copy of which is attached hereto as Schedule II.

         3.1.15 INTENTIONALLY DELETED.

         3.1.16 TAX LOT. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.
3.1.17 PHYSICAL CONDITIONS REPORT. Lender shall have received a Physical Conditions Reports with respect to each Individual Property, which reports shall be issued by an engineer selected by Lender and shall be reasonably satisfactory in form and substance to Lender.

         3.1.18 INTENTIONALLY DELETED.

         3.1.19 APPRAISAL. Lender shall have received an appraisal of each Individual Property, from an appraiser selected by Lender, which appraisal shall be satisfactory in form and substance to Lender.

         3.1.20 INTENTIONALLY DELETED.

         3.1.21 FURTHER DOCUMENTS. Lender or its counsel shall have received such other documents and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

         IV. REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 BORROWER REPRESENTATIONS.

         Borrower represents and warrants as of the date hereof and as of the Closing Date that:

         4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties. The ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule IV.

         4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, moratorium and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

         4.1.4 LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, WESCO Tenant, Guarantor, or any Individual Property, which actions, suits or proceedings, if determined against Borrower, WESCO Tenant, Guarantor, or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, WESCO Tenant or Guarantor or the condition or ownership of any Individual Property.

         4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (xx) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

         4.1.6 TITLE. Borrower has good, marketable and insurable fee simple title to the real property comprising part of each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents that has not been insured against under the Title Insurance Policies.

         4.1.7 SOLVENCY. Borrower has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

         4.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

         4.1.9 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         4.1.10 COMPLIANCE. Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

         4.1.11 FINANCIAL INFORMATION. All financial data that has been delivered to Lender in connection with the Loan (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition of Borrower, WESCO Tenant, Guarantor and the Properties, as applicable, as of the date of the reports included in such data, and (iii) to the extent prepared or audited by an independent certified public accounting firm, has been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as a warehouse, distribution and office facility, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower , WESCO Tenant or Guarantor from that set forth in said financial statements.

         4.1.12 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

         4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

         4.1.14 UTILITIES AND PUBLIC ACCESS. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving the such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

         4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         4.1.16 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

         4.1.17 ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

         4.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and neither Borrower nor Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

         4.1.19 NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

         4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certificates of insurance reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

         4.1.21 USE OF PROPERTY. Each Individual Property is used exclusively for warehouse, office and/or distribution purposes and other appurtenant and related uses.

         4.1.22 CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property as a warehouse, office and/or distribution facility (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of each Individual Property as a warehouse, office and/or distribution facility. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

         4.1.23 FLOOD ZONE. None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

         4.1.24 PHYSICAL CONDITION. Each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

         4.1.25 BOUNDARIES. All of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of applicable Individual Property except those which are insured against by the applicable Title Insurance Policy.

         4.1.26 LEASES. (a) Borrower is the owner and lessor of landlord's interest in the WESCO Lease.

     (b) Subject to the right of Borrower to permit the assignment or sublease by WESCO Tenant of a portion of the WESCO Lease and/or the Properties in accordance with the terms and conditions set forth in Section 5.1.20, the Properties are not subject to any leases other than the WESCO Lease and the Existing Sublease and (ii) and no Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the WESCO Lease and the Existing Sublease.

     (c) The WESCO Lease is in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.

     (d) No Rent has been paid more than one (1) month in advance of its due date.

     (e) All work to be performed by Borrower under the WESCO Lease has been performed as required and has been accepted by the WESCO Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to the WESCO Tenant has already been received by the WESCO Tenant.

     (f) Subject to the right of Borrower to permit the assignment or sublease of a portion of the WESCO Lease in accordance with the terms and conditions set forth in Section 5.1.20, (i) there has been no prior sale, transfer or assignment, hypothecation or pledge of the WESCO Lease or of the Rents received therein (ii) Borrower has not assigned the WESCO Lease or sublet all or any portion of the Properties or permitted the WESCO Tenant to assign or sublet its interest in the WESCO Lease other than in connection with the Existing Sublease, and (iii) no one except the WESCO Tenant and its employees occupy such leased premises other than in connection with the Existing Sublease.

     (g) No tenant under any Lease, including the WESCO Tenant under the WESCO Lease or the tenant under the Existing Sublease, has a right or option pursuant to the WESCO Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

     (h) No tenant under any Lease, including the WESCO Tenant under the WESCO Lease or the tenant under the Existing Sublease, has any right or option for additional space in the Improvements.

     (i) No hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste. (other than such quantities of hazardous wastes or toxic substances that are necessary and customarily and lawfully used in the current operation of the Individual Properties, and which are stored, used and disposed of in compliance with all applicable federal, state or local statutes, rules and regulations).

         4.1.27 SURVEY. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting such Individual Property or the title thereto.

         4.1.28 FIXTURES. Other than Tenant Property, Borrower is the owner of all of the Fixtures (as such term is defined in the Mortgages) located on or at each Individual Property and shall not lease any Fixtures other than as permitted hereunder. All of the Fixtures are sufficient to operate the Properties in the manner required hereunder and in the manner in which they are currently operated.

         4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency, moratorium and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

         4.1.30 SPECIAL PURPOSE ENTITY/SEPARATENESS.(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a Special Purpose Entity.

     (b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

     (c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "ADDITIONAL INSOLVENCY OPINION"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with all of the assumptions made with respect to Borrower in the Insolvency Opinion. Borrower will have complied and will comply with all of the assumptions made with respect to Borrower in any Additional Insolvency Opinion. Each entity other than Borrower with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

         4.1.31 INTENTIONALLY DELETED.

         4.1.32 ILLEGAL ACTIVITY. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

         4.1.33 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by and on behalf of Borrower to Lender and in all financial statements, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information, when taken as a whole, inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material facts with respect to Borrower, WESCO Tenant, Guarantor or the Properties that could cause any Provided Information or representation or warranty made herein to be materially misleading.

         4.1.34 INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or

(c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         4.1.35 EMBARGOED PERSON. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, WESCO Tenant and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, WESCO Tenant and Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, WESCO Tenant and Guarantor, as applicable, with the result that the investment in Borrower, WESCO Tenant and Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, WESCO Tenant and Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, WESCO Tenant and Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

         4.1.36 PRINCIPAL PLACE OF BUSINESS; STATE OF ORGANIZATION. Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

         4.1.37 LOAN TO VALUE. The maximum principal amount of the Loan does not exceed sixty-five percent (65%) of the fair market value of the Properties.

         4.1.38 MORTGAGE TAXES. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages.

         4.1.39 CASH MANAGEMENT ACCOUNT. Borrower hereby represents and warrants to Lender that, as of the date hereof:

           (a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of Delaware) in the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Cash Management Account ;

           (b) The Cash Management Account constitutes a "deposit accounts" within the meaning of the Uniform Commercial Code of the State of Delaware);

           (c) Pursuant and subject to the terms hereof, the Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

           (d) The Cash Management Account is not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent complying with instructions with respect to the Cash Management Account from any Person other than Lender.

         SECTION 4.2 SURVIVAL OF REPRESENTATIONS.

         Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

         V. BORROWER COVENANTS

         SECTION 5.1 AFFIRMATIVE COVENANTS.

         From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees to with Lender that (and provided that if with respect to any of the foregoing matters, Borrower shall cause WESCO Tenant, as tenant under the WESCO Lease, to perform such obligations, Lender shall consider each such obligation satisfied for purposes of compliance hereunder):

         5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Properties to commit any act or omission affording the federal government or any state or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate any Individual Property that is the subject of the O&M Agreement in accordance with the terms and provisions thereof in all material respects. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and
(vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

         5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

         5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower and/or Guarantor which might materially adversely affect Borrower's or Guarantor's condition (financial or otherwise) or business or any Individual Property.

         5.1.4 ACCESS TO PROPERTIES. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

         5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

         5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

         5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

         5.1.8 AWARD AND INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

         5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

           (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

           (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably; and

           (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

         5.1.10 PRINCIPAL PLACE OF BUSINESS, STATE OF ORGANIZATION. Borrower will not cause or permit any change to be made in its name, identity or corporate or partnership structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, the Cash Management Agreement and the other Loan Documents. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in the introductory paragraph of this Agreement. Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

         5.1.11 FINANCIAL REPORTING. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest. Upon Lender's reasonable request, Borrower shall deliver such other information necessary and sufficient to fairly represent the financial condition of Borrower and the Properties.

         (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance GAAP, (iii) an unqualified opinion of a "Big Five" accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iv) a list of tenants, if any, occupying more than twenty percent (20%) of the total floor area of the Improvements and (v) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, and (vi) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the "NET CASH FLOW SCHEDULE"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

         (c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a occupancy report for the subject month accompanied by an Officer's Certificate with respect thereto; (ii) monthly and year-to-date operating statements (including capital expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund and the Required Repair Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the

Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officers' Certificate with respect thereto; and (iv) a Net Cash Flow Schedule. In addition, such Officer's Certificate shall also state the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

         (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's written approval (each such Annual Budget, an "APPROVED ANNUAL BUDGET"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

         (e) In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

         (f) Notwithstanding anything to the contrary contained in this Section 5.1.11, for so long as the WESCO Lease is in effect and no Event of Default has occurred and is continuing, Borrower shall be required to deliver or cause to be delivered, the following financial documentation, and compliance with such obligations shall be deemed compliance with the delivery requirements for financial documentation in accordance with this Section 5.1.11:

             (i) on a monthly basis, an occupancy statement (certified by an Officer's Certificate from Borrower);

             (ii) on an annual basis, a rent roll (certified by an Officer's Certificate of both Borrower and WESCO Tenant), indicating payments made pursuant to the WESCO Lease (including any subleases or assignments thereof), in the form attached hereto as Schedule II; and

             (iii) provided the stock of WESCO Tenant and WESCO International is listed on the New York Stock Exchange or such other nationally recognized stock exchange, such other financial documentation as is required to be made available to the general public or any Governmental Authority due to such public listing, at the same time such documentation is to be delivered or reasonably promptly thereafter.

         5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and operation of the Properties. Borrower shall at all times during the term of the Loan, continue to own or shall cause WESCO Tenant to obtain and own all of the Equipment, Fixtures and Personal Property which are necessary to operate the Properties in the manner required hereunder and in the manner in which it is currently operated.

         5.1.13 TITLE TO THE PROPERTIES. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

         5.1.14 COSTS OF ENFORCEMENT. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         5.1.15 ESTOPPEL STATEMENT. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

           (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

         5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section
2.1.4 hereof.

         5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

         5.1.18 CONFIRMATION OF REPRESENTATIONS. Without in any way limiting Borrower's obligations set forth in Section 9.1 hereof, Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the Closing Date in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Guarantor as of the Closing Date.

         5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

         5.1.20 LEASING MATTERS. Any Leases with respect to an Individual Property written after the date hereof, shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however that Lender shall be permitted to withhold its consent in its sole discretion with respect to a Lease (other than the current WESCO Lease) of all or substantially all of any Individual Property. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved or in a manner not consistent with the provisions of the Loan Documents, except that no termination by Borrower or acceptance of surrender by a tenant of any Leases (other than subleases, sub-subleases, licenses and concessions) shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property, provided, however, that the WESCO Lease shall not be amended or terminated in any manner without the written consent of Lender, which consent may be withheld in its sole discretion; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents) and (v) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, WESCO Tenant may assign or sublet an interest in the WESCO Lease without the consent of Lender provided that, at any given time: (A) WESCO Tenant assigns or subleases to an Affiliate of Borrower, Tenant or Guarantor,
(B) (I) WESCO Tenant subleases to an existing supplier or customer of WESCO Tenant or Guarantor, (II) such subleases do not comprise more than an aggregate of thirty percent (30%) of the leaseable floor space contained in the Properties and (III) WESCO Tenant continues to occupy a portion of space at each Individual Property pursuant to the WESCO Lease, or (C) (I) the sublessee is a Person other than the Persons referred to in clauses (A) and (B) and (II) such subleases do not comprise more than an aggregate of ten percent (10%) of the leaseable floor space contained in the Properties, and provided further that, in all cases, both WESCO Tenant and any guarantor of the WESCO Lease shall continue to remain liable for the obligations of WESCO Tenant under the WESCO Lease (any sublease or assignment of the WESCO Lease described in clauses (A) through (C) hereinafter collectively referred to as a "PERMITTED LEASE TRANSACTION").

         5.1.21 ALTERATIONS. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements costing, in any one instance, in excess of $100,000.00 (other than any alteration pertaining to the replacement of the roof of a building situated on an Individual Property, for which no consent shall be required) or would otherwise have a material adverse effect on the applicable Individual Property, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the "THRESHOLD AMOUNT"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than "A-1+" if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

         5.1.22 OPERATION OF PROPERTY. (a) Borrower shall cause the Properties to be operated, in all material respects, in accordance with any Management Agreement (or Replacement Management Agreement) as applicable. In the event that a Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender's consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

           (b) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
   (ii) promptly notify Lender of any material default under any Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under any Management Agreement, in a commercially reasonable manner.

         5.1.23 SUPPLEMENTAL MORTGAGE AFFIDAVITS. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties which was contemplated by the parties hereto as of the Closing Date, as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and
(ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto), and Borrower shall, on demand, pay any additional taxes.

         SECTION 5.2 NEGATIVE COVENANTS.

         From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, or permit to occur, directly or indirectly, any of the following acts or omissions described in this Section 5.2.

         5.2.1 OPERATION OF PROPERTY. (a) Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify any Management Agreement; provided, that Borrower may, without Lender's consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Management Agreement in any material respect.

           (b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under any Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender's sole discretion.

         5.2.2 LIENS. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

               (i)    Permitted Encumbrances;

               (ii) Liens created by or permitted pursuant to the Loan Documents; and

               (iii) Liens for Taxes or Other Charges not yet due and payable and deliquent.

         5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the current sole member to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the current sole member would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the current sole member, in each case, without obtaining the prior written consent of Lender or Lender's designee.

         5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section ERROR! REFERENCE SOURCE NOT FOUND. hereof.

         5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

         5.2.6 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

         5.2.7 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of any Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

         5.2.8 CHANGE OF NAME, IDENTITY, STRUCTURE OR PLACE OF ORGANIZATION. Borrower shall not change its' name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business or place of organization.

         5.2.9 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

           (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29
         C.F.R. Section 2510.3-101(c) or (e).

         5.2.10 TRANSFERS. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Properties.

           (b) Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party do any of the following (collectively, a "TRANSFER"): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Properties or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than
   (A) pursuant to the WESCO Lease or other Leases in accordance with the provisions of Section 5.1.20 and (B) Permitted Transfers.

           (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock;
   (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of any Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

           (d) Notwithstanding the provisions of this Section 5.2.10(d), the following transfers shall not be deemed to be a Transfer: (i) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such Transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer, (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer, (iii) the sale, transfer or issuance of stock in WESCO International, Inc. provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange, (iv) the Sale or Pledge, in one or a series of transactions, of WESCO Distribution, Inc. or WESCO International, Inc. to a Qualified Transferee, provided that (A) no Event of Default shall have occurred and be continuing and (B) Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer. The following additional conditions must be satisfied in connection with any Sale or Pledge described in clause (iv) above (I) such sale or transfer is permitted pursuant to the terms of the respective organizational documents of the entity in which such interests are held, or if not so permitted, the requisite percentage of interest holders set forth in such organizational documents consent to such sale or transfer; (II) Lender has received payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of such transfer and (III) Borrower shall pay all other expenses of Lender incurred in connection with such transfer. Lenders agrees to make good faith attempts to promptly respond to such request for a Transfer, but Lender's failure to respond shall under no circumstances be deemed in any way an approval of such request or a waiver of any other rights it may have under the Loan Documents.

           (e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's Transfer without Lender's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

         VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

         SECTION 6.1 INSURANCE.

         (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

                  (i) comprehensive all risk insurance ("SPECIAL FORM") including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to the lesser of (I) one hundred percent (100%) of the "FULL REPLACEMENT COST," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation or (II) than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) for all such insurance coverage excluding windstorm and earthquake and (D) if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require and (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity;

                  (ii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Properties (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twelve (12) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross revenues from each Individual Property for the succeeding twelve (12) month period. Notwithstanding the provisions of Section
         2.5.5 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                  (iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance, otherwise known as Owner Contractor's Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (iv) comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate and One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and
          completed   operations   on an  "if any"  basis; (3)   independent
          contractors; (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

                  (vi) if necessary, automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00), with a deductible not to exceed $100,000.00;

                  (vii) worker's compensation and employee's liability subject to the worker's compensation laws of the applicable state with a deductible not to exceed $250,000.00;

                  (viii) umbrella and excess liability insurance in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence on terms otherwise consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause
         (vi) above;

                  (ix) the commercial property and business income insurance required under Section 6.1(a)(i) and (ii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence and otherwise consistent with those required under Section 6.1(a)(i) and (ii) above at all times during the term of the Loan so long as (A) Lender determines that either (I) prudent owners of real estate comparable to the Properties are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; or (B) if such insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and is required by any prospective investor in connection with a Securitization pursuant to Section 9.1 hereof or the lack of such insurance in and of itself will result in a qualification, downgrade or withdrawal of the then current ratings assigned, or to be assigned, or prevent ratings from being assigned, to the Securities or any class thereof in any applicable Securitization; provided, however, that with respect to the Individual Property located in Warrendale, Butler County, Pennsylvania, the amount of insurance shall not be less than the Full Replacement Cost for such Individual Property; and

                  (x) upon sixty (60) days written notice, such other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

            (b) All insurance provided for in Section 6.1(a) hereof (i) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY") and (ii) shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds, provided, however that the amount of said deductibles may be subject to adjustment based on fluctuations in the Consumer Price Index or similar standard. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A" or better by S&P or a financial class of VII or better by A.M. Best Company, Inc. The Policies described in Section 6.1 hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender.

         (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a) hereof.

         (d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(vii) of this Agreement, shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

         (e) All Policies shall contain clauses or endorsements to the effect that:

             (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

             (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Lender and any other party named therein as an additional insured;

             (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

             (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

         (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after three (3) Business Days notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

         SECTION 6.2 CASUALTY.

         If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property pursuant to Section 6.4 hereof as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Two Hundred Thousand and 00/100 Dollars ($200,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

         SECTION 6.3 CONDEMNATION.

         Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property or any portion thereof pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         SECTION 6.4 RESTORATION.

                  The following provisions shall apply in connection with the Restoration of any Individual Property:

         (a) If the Net Proceeds shall be less than Two Hundred Thousand and 00/100 Dollars ($200,000.00) and the costs of completing the Restoration shall be less than Two Hundred Thousand and 00/100 Dollars ($200,000.00), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) hereof are met and Borrower delivers (or causes the WESCO Tenant to deliver) to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

         (b) If the Net Proceeds are equal to or greater than Two Hundred Thousand and 00/100 Dollars ($200,000.00) or the costs of completing the Restoration is equal to or greater than Two Hundred Thousand and 00/100 Dollars ($200,000.00), Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "NET PROCEEDS" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                  (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                      (A) no Event of Default shall have occurred and be
                  continuing;

                      (B) (1) in the event the Net Proceeds are Insurance
                  Proceeds, less than the Restoration Threshold Floor Area has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than twenty percent (20%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

                      (C) the WESCO Lease shall remain in full force and effect
                  during and after the completion of the Restoration (or, if the WESCO Lease is not longer in effect, then at least ninety percent (90%) of the Leases that were in effect at the time of such Casualty or Condemnation), notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense.

                      (D) Borrower shall commence the Restoration as soon as
                  reasonably practicable (but in no event later than the earlier of (i) than sixty (60) days after the adjustment of any insurance claim or (ii) one hundred twenty (120) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                        (E) Lender shall be satisfied that the Restoration will
                  be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date or (2) such time as may be required under all applicable Legal Requirements in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

                        (F) the Individual Property and the use thereof after
                  the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

                        (G) the Restoration shall be done and completed by
                  Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

                        (H) such Casualty or Condemnation, as applicable, does
                  not result in the loss of access to the Individual Property or the related Improvements;

                        (I) the Debt Service Coverage Ratio for all of the
                  Individual Properties on an aggregate basis, after giving effect to the Restoration, shall be equal to or greater than
                  1.40 to 1.0;

                        (J) Borrower shall deliver, or cause to be delivered, to
                  Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

                        (K) if the WESCO Lease is no longer in effect, the
                  Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

                  (ii) The Net Proceeds in excess of $200,000 shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title
         Insurance Policy.

                  (iii) All plans and specifications required in connection with any Restoration costing in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                  (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

                  (vii) The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited in the Cash Management Account to be disbursed in accordance with the Cash Management Agreement, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

         (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.1 hereof, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

         (d) In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title of an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

         VII. RESERVE FUNDS

         SECTION 7.1 REQUIRED REPAIRS.

         7.1.1 DEPOSITS. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule III. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule III, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such Schedule III hereto to perform the Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "REQUIRED REPAIR FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REQUIRED REPAIR ACCOUNT".

         7.1.2 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty
(30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers' Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than Twenty-five Thousand and 00/100 Dollars ($25,000.00) (or a lesser amount if the total amount in the Required Repair Account is less than Twenty-five Thousand and 00/100 Dollars ($25,000.00), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

SECTION 7.2 TAX AND INSURANCE ESCROW FUND.

         Borrower shall pay to Lender on each Payment Date (a) one-twelfth (1/12)of the Taxes and Other Charges that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and (b) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the Monthly Debt Service Payment Amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the Owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding the foregoing, for so long as Borrower maintains the blanket Policy of insurance in effect as of the date hereof and no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to deposit the cost of Insurance Premiums in the Tax and Insurance Escrow Fund.

         SECTION 7.3 REPLACEMENTS AND REPLACEMENT RESERVE.

         7.3.1 REPLACEMENT RESERVE FUND. Borrower shall pay to Lender on each Payment Date $7002.78 (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Properties during the calendar year (collectively, the "REPLACEMENTS"). Amounts so deposited shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE ACCOUNT". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.5 hereof.

         7.3.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property, replacements of inventory or for costs which are to be reimbursed from the Required Repair Fund.

         (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e) hereof) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

         (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e) hereof, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

         (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower, the WESCO Tenant and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the

Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than Twenty-five Thousand and 00/100 Dollars ($25,000.00) for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

         (e) If (i) the cost of a Replacement exceeds Twenty-five Thousand and 00/100 Dollars ($25,000.00), (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

         (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Five Thousand and 00/100 Dollars ($5,000.00).

         7.3.3 PERFORMANCE OF REPLACEMENTS. (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other similar facilities in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

         (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements exceeds Fifty Thousand and 00/100 Dollars ($50,000.00), which approval shall not be unreasonably withheld. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

         (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any

Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option, following notice to Borrower, to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement, to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

         (d) Following notice to Borrower, in order to facilitate Lender's completion or making of such Replacements pursuant to Section 7.3.3(c), Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary or desirable to complete such Replacements;
(iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

         (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

         (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

         (g) Lender may require an inspection of the Individual Property at Borrower's reasonable expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional (selected by Lender in all cases where the amount of the disbursement exceeds $100,000, otherwise said inspection may be conducted by Borrower's in-house architect) and/or may require a copy of a certificate of completion by such independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

         (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialmen's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

         (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

         (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

         (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certificates of insurance for such policies shall be delivered to Lender.

         7.3.4 FAILURE TO MAKE REPLACEMENTS. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this
Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

         (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

         7.3.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

         SECTION 7.4 LIQUIDITY RESERVE.

         7.4.1 DEPOSITS TO LIQUIDITY RESERVE FUND. Borrower will be required to deposit an amount equal to six (6) months of Monthly Debt Service with Lender or its designee on the Closing Date, which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. Amounts so deposited shall hereinafter be referred to as the "LIQUIDITY RESERVE FUND" and the account to which such amounts are held shall hereinafter be referred to as the "LIQUIDITY RESERVE ACCOUNT". Lender shall hold all funds in the Liquidity Reserve Account as additional security for the Loan.

         7.4.2 ADDITIONAL DEPOSITS TO THE LIQUIDITY RESERVE FUND. (a) If at any time during the term of the Loan either (i) the credit rating of Guarantor is downgraded to "B" or withdrawn by S&P or (ii) there is a financial restatement of financial operating results provided to the Securities and Exchange Commission by Guarantor and its subsidiaries, Borrower shall cause WESCO Tenant or Guarantor to deposit an additional six (6) months of Monthly Debt Service into the Liquidity Reserve. Notwithstanding the foregoing, funds in the Liquidity Reserve that were deposited as a result of the credit rating of Guarantor shall be released to Borrower if Guarantor is rated "investment grade" by both S&P and Moody's, provided, however, that if any such "investment grade" rating is subsequently downgraded below "investment grade" or withdrawn by either or both Rating Agencies, Borrower shall cause WESCO Tenant or Guarantor to immediately deposit an additional amount equal to twelve (12) months of Monthly Debt Service into the Liquidity Reserve.

         (b) If at any time during the term of the Loan, the Pending Litigation Matter is scheduled for trial and there has been a final certification of a collective action under the Fair Labor Standards Actl, Borrower shall cause WESCO Tenant or Guarantor to immediately deposit an additional amount equal to six (6) months of Monthly Debt Service into the Liquidity Reserve. Notwithstanding the foregoing, funds in the Liquidity Reserve deposited in connection with the Pending Litigation Matter shall be released to Borrower if in connection with the Pending Litigation Matter, (i) a final, non-appealable order or judgment declaring that the defendant has no liability is issued, (ii) said matter is dismissed with prejudice and no payment is made by any defendant in connection with such dismissal or (iii) Lender determines in its reasonable discretion that any settlement or resolution of the Pending Litigation Matter shall not materially adversely affect the condition (financial or otherwise) or business of Borrower, WESCO Tenant or Guarantor or the condition or ownership of any Individual Property.

         7.4.3 LETTER OF CREDIT ALTERNATIVE TO CASH LIQUIDITY RESERVE. In lieu of its requirements to deposit cash into the Liquidity Reserve Account to satisfy its obligations under this Section 7.4, Borrower may in lieu thereof (a) post a Tenant Letter of Credit in the amounts required under Section 7.4.2 or
(b) deliver evidence satisfactory to Lender in its sole discretion that WESCO Tenant has posted a Tenant Letter of Credit in the amounts required under
Section 7.4.2 as a security deposit for its performance under the WESCO Lease, and Borrower's rights under the WESCO Lease in and to the Tenant Letter of Credit have, in Lender's sole determination, been duly and unconditionally assigned and transferred to Lender in connection with its assignment of the WESCO Lease to Lender pursuant to the Assignment of Leases. Borrower shall also immediately cause WESCO Tenant to increase the amount of the Tenant Letter of Credit or obtain a replacement Tenant Letter of Credit in accordance with the terms of the WESCO Lease, in the event the amount required to be deposited into the Liquidity Reserve is increased pursuant to the terms of Section 7.4.2. The WESCO Lease may provide that any interest which accrues on such security deposit, if in the form of cash rather than in the form of a letter of credit, shall be paid to WESCO Tenant and shall not be deemed a part of such security deposit.

         SECTION 7.5 RESERVE FUNDS, GENERALLY.

         Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account in Permitted Investments in accordance with the terms and provisions of the Cash Management Agreement. All interest on a Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

         VIII. DEFAULTS

         SECTION 8.1 EVENT OF DEFAULT.

         (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                  (i)    if any portion of the Debt is not paid when due;

                  (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable;

                  (iii) if the Policies are not kept in full force and effect, or if certificates of insurance relating to each of the Policies are not delivered to Lender upon request;

                  (iv) if Borrower Transfers or otherwise encumbers any portion of the Properties without Lender's prior written consent in violation of the provisions of this Agreement and Article 6 of any Mortgage;

                  (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                  (vi) if Borrower, WESCO Tenant, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, WESCO Tenant, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, WESCO Tenant, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, WESCO Tenant, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, WESCO Tenant, Guarantor or such other guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, WESCO Tenant, Guarantor or such other guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days;

                  (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) if Borrower breaches any covenant contained in Section
         4.1.30 hereof;

                  (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                  (xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xii) if a material default has occurred and continues beyond any applicable cure period under any Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel any Management Agreement (or any Replacement Management Agreement);

                  (xiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                  (xiv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

                  (xv) If there is a default beyond all applicable notice and cure periods under the terms and conditions of the WESCO Lease by any party thereto.

         (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other
Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         SECTION 8.2 REMEDIES.

         (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

         (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in any preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:
(i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments or
(ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the

Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

         (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall not be obligated to pay any third party costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

         SECTION 8.3 REMEDIES CUMULATIVE; WAIVERS.

         The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

         IX. SPECIAL PROVISIONS

         SECTION 9.1 SALE OF NOTES AND SECURITIZATION.

         Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "SECURITIZATION"). At the request of

 Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

         (a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender, prospective investors and/or the Rating Agencies;

         (b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower and its respective affiliates to obtain, collect, and deliver information requested or required by Lender, prospective investors and/or the Rating Agencies;

         (c) deliver (i) an Additional Insolvency Opinion and an opinion with respect to , due execution and enforceability with respect to the Property, Borrower, Guarantor and their respective Affiliates and the Loan Documents, including, without limitation, a so called "10b-5" opinion, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;

         (d) if required by any prospective investor and/or any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;

         (e) make such representations and warranties as of the Closing Date, the Securitization with respect to the Property, Borrower, the WESCO Tenant, Guarantor and the Loan Documents as may be reasonably requested by Lender, prospective investors and/or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

         (f) execute such amendments to the Loan Documents as may be requested by Lender, prospective investors and/or the Rating Agencies to effect the Securitization;

         (g) if requested by Lender, review any information regarding the Property, Borrower, Guarantor, Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

         (h) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

         9.1.2 LOAN COMPONENTS. Borrower covenants and agrees that in connection with any Securitization of the Loan, upon Lender's request Borrower shall deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon as the original note, but such new notes or modified note may subsequently change the weighted average coupon and apply principal, interest rates and amortization of the Loan between the components in a manner specified by Lender in its sole discretion) and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan.

         9.1.3 SECURITIZATION COSTS. All reasonable third party costs and expenses incurred by Borrower in connection with Borrower's complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

         SECTION 9.2 INTENTIONALLY DELETED.

         SECTION 9.3 EXCULPATION.

         Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (i) fraud or intentional misrepresentation by Borrower or Guarantor in connection with the Loan;

                  (ii)   the gross negligence or willful misconduct of Borrower;

                  (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                  (iv) the removal or disposal of any portion of the Properties after an Event of Default;

                  (v) the misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any Awards received in connection with a Condemnation of all or a portion of the Properties, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

                  (vi) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties;

                  (vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

                  (viii) failure to comply with the obligations set forth in
         Section 2(e) of that certain Letter Agreement dated as of the date hereof given by Borrower to Lender.

                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person, (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of any Individual Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of principal and interest on the
Note is not paid when due; (iii) if Borrower fails to permit on-site inspections of the Properties, fails to provide financial information, fails to maintain its status as a Single Purpose Entity or fails to appoint a new property manager upon the request of Lender as permitted under this Agreement, each as required by, and in accordance with, the terms and provisions of this Agreement or the Mortgages; (iv) if Borrower fails to obtain Lender's prior written consent to any Indebtedness or voluntary Lien encumbering the Properties; or (v) if Borrower fails to obtain Lender's prior written consent to any Transfer as required by this Agreement or the Mortgages.

         SECTION 9.4 INTENTIONALLY DELETED.

         SECTION 9.5 SERVICER.

         At the option of Lender, the Loan may be serviced by a servicer/trustee (any such servicer/trustee, together with its agents, nominees or designees, are collectively referred to as "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to Servicer under the Servicing Agreement.

         X. MISCELLANEOUS

         SECTION 10.1 SURVIVAL.

         This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

         SECTION 10.2 LENDER'S DISCRETION.

         Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         SECTION 10.3 GOVERNING LAW.

         (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE

JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

          CT Corporation System
          1515 Market Street, Suite 1210
          Philadelphia, PA 19102

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         SECTION 10.4 MODIFICATION, WAIVER IN WRITING.

         No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         SECTION 10.5 DELAY NOT A WAIVER.

         Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan

Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         SECTION 10.6 NOTICES.

         All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:         Bear, Stearns Commercial Mortgage, Inc.
                               383 Madison Avenue
                               New York, New York 10179
                               Attention: J. Christopher Hoeffel
                               Facsimile No.: (212) 272-7047

         with a copy to:       Thacher Proffitt & Wood
                               11 West 42nd Street
                               New York, New York 10306
                               Attention: Donald F. Simone, Esq.
                               Facsimile No.: (212) 789-3500

         If to Borrower:       WESCO REAL ESTATE IV, LLC
                               c/o WESCO Distribution, Inc
                               225 West Station Square Drive
                               Suite 700
                               Pittsburgh, Pennsylvania 15219
                               Attention: Daniel A. Brailer
                               Facsimile No.: (412) 454-2595

         With a copy to:       Kirkpatrick & Lockhart LLP
                               Henry W. Oliver Building
                               535 Smithfield Street
                               Pittsburgh, Pennsylvania
                               Attention: W. Henry Snyder, Esq.
                               Facsimile No.: (412) 355-6501

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

         SECTION 10.7 TRIAL BY JURY.

         BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

         SECTION 10.8 HEADINGS.

         The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 10.9 SEVERABILITY.

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 10.10 PREFERENCES.

         Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

         SECTION 10.11 WAIVER OF NOTICE.

         Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan

Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

         SECTION 10.12 REMEDIES OF BORROWER.

         In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

         SECTION 10.13 EXPENSES; INDEMNITY.

         (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties (including any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer prior to a Default or Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Cash Management Account.

         (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

         (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any consent, approval, waiver or confirmation obtained from any Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

         SECTION 10.14 SCHEDULES INCORPORATED.

         The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

         Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

         (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

         (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

         SECTION 10.17 PUBLICITY.

         All news releases, publicity or advertising by Borrower, Lender or either of its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents shall be subject to the prior written approval of the other party, which approval shall not be unreasonably withheld.

         SECTION 10.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS.

         (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

         (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages,, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan

   Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

         SECTION 10.19 WAIVER OF COUNTERCLAIM.

         Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

         SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

         In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

         SECTION 10.21 BROKERS AND FINANCIAL ADVISORS.

         Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except L.J. Melody & Co. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

         SECTION 10.22 PRIOR AGREEMENTS.

         This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated November 12, 2002 (as amended) between Borrower and Lender with respect to the financing of the Properties are superseded by the terms of this Agreement and the other Loan Documents.

         SECTION 10.23 JOINT AND SEVERAL LIABILITY.

         If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

                         [NO FURTHER TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                            WESCO REAL ESTATE IV, LLC, a
                                            Delaware limited liability company

                                            By:_____________________________
                                               Name:
                                               Title:

                                            BEAR STEARNS COMMERCIAL
                                            MORTGAGE, INC.,
                                            a New York corporation

                                            By:_________________________________
                                               Name:
                                               Title:

                                   SCHEDULE I

                        PROPERTIES ALLOCATED LOAN AMOUNTS

                                    SCH. 1-1

                                   SCHEDULE II

                                    SCH. 2-1

                                  SCHEDULE III

                  (REQUIRED REPAIRS - DEADLINES FOR COMPLETION)

                                    SCH. 3-1

                                   SCHEDULE IV

                       (ORGANIZATIONAL CHART OF BORROWER)

                                   SCHEDULE V

                               (O & M AGREEMENTS)

                                       -3-